UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: January 6, 2021

US Nuclear Corp.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-54617	45-4535739
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

7051 Eton Avenue

Canoga Park, CA 91303

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(818) 883-7043

(ISSUER TELEPHONE NUMBER)

 N/A

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter. ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

SECTION 1 – REGISTRANT'S BUSINESS AND OPERATIONS

Item 8.01 Other Events

On November 25, 2019, US Nuclear Corp., a Delaware corporation (the “Corporation”) closed on a Securities Purchase Agreement (the “SPA”) with YA II PN, Ltd., a Cayman Islands limited company (“YA”). The Convertible Debenture given by the company in the amount of $500,000 fully converted on December 30, 2020, and is deemed closed and flat.  YA II PN, Ltd. was issued a warrant for the purchase of common stock under the Stock Purchase Agreement, and these warrants are still outstanding with an outside termination date of November 25, 2022. It is management’s opinion that the full conversion of the debenture into common stock and subsequent stock divestiture clears the Corporation’s debt obligations under the debenture, while increasing market visibility and improving operational cash flow.  The Corporation issued a press release regarding this disclosure on January 6, 2021.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits:

Exhibit No.	Document
99.1	Press Release: “US Nuclear 2019 Convertible Debentures Now Fully Converted, Closed, and Flat”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. Nuclear, Inc.

By:	/s/ Robert Goldstein
Name: Robert Goldstein
Title: Chief Executive Officer and President

Dated: January 6, 2021

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